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                                             EXHIBIT 10(b)

Exhibit 10(b) - Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the captions
"Independent Auditors" and "Experts", and to the use of our reports dated February 12, 1998, with respect to the financial statements of Golden American Life Insurance Company, and February 12, 1998, with respect to the financial statements of Separate
Account B, included in Pre-Effective Amendment No. 1 to the
Registration Statement (Form N-4 No. 333-66757) and related
Prospectus of Separate Account B.

Our audit also included the financial statement schedules of Golden American Life Insurance Company included in Item 24(a)(2). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                               /s/ Ernst & Young


Des Moines, Iowa
December 14, 1998
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